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                                   EXHIBIT NO. 2.5


            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
                           RAMA FINANCIAL CORPORATION (4/2/1999)

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FILED
THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
APR 07 1999                (After Issuance of Stock)
C139-93                    RAMA FINANCIAL CORPORATION
-------------
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

         We the undersigned, Donald L. Trapp, President and Heather Jantz, Secretary of Rama Financial Corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 2nd day of April, 1999, adopted a resolution to amend the amended articles as follows:

         Article One is hereby amended to read:

         "The name of the corporation is Friendly Energy Corporation."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100%; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                            /s/ Donald L. Trapp
                                            ----------------------------
                                            Donald L. Trapp, President

                                            /s/ Heather Jantz
                                            ---------------------------
                                            Heather Jantz, Secretary

STATE OF CALIFORNIA        )
                           )  ss.
COUNTY OF SAN DIEGO        )

On April 6th, 1999, before me personally appeared Donald L. Trapp and Heather Jantz to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.


                                            WITNESS my hand and official seal.

-----------------------------
RAFAEL VASQUEZ
Commission # 1211971                        /s/ Rafael Vasquez
Notary Public - California                  ---------------------------
San Diego County                            Signature of Notary Public
My Comm. Expires Feb 28, 2003
-----------------------------